UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 100	Boca Raton
Florida	33487	+1	(887)	585-1088
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

MiX Telematics's former non-executive Chairman, Robin Frew, has advised the company that he has established a pre-arranged rule 10B5-1 trading plan to sell a portion of the ordinary shares (which have been converted into American Depositary Shares (“ADSs”), each representing 25 ordinary shares of MiX Telematics) held by Mr. Frew over a specific period of time.

Mr. Frew recently stepped down from the MiX Telematics board in order facilitate the implementation of the trading plan and avoid the regulatory constraints imposed by the Johannesburg Stock Exchange on disposition of shares by directors. The trading plan is part of a long-term strategy for asset diversification and estate planning and was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. All sales of ADSs under Mr. Frew’s trading plan are subject to volume limitations, pursuant to Rule 144, which limits the amount of ADSs that can be sold.

Mr. Frew currently owns a total of 87,267,766 ordinary shares of which he holds 23,420,480 directly and 63,847,286 indirectly, representing approximately 16% of the company’s shares in issue (excluding treasury shares). Mr. Frew has converted 13,000,000 of his ordinary shares into ADSs. Under the trading plan, Mr. Frew may sell up to 520,000 ADSs (equivalent to 13,000,000 ordinary shares) over a period of between two and 15 months. If all the planned sales under the trading plan are completed, Mr. Frew will still own directly and indirectly 74,267,766 shares which will represent approximately 13% of the company’s shares in issue (excluding treasury shares). The transactions under this plan will commence no earlier than December 9, 2022.

Item 7.01. Regulation FD Disclosure.

This report contains a copy of the submission to the Johannesburg Stock Exchange by MiX Telematics Limited announcing the establishment of a rule 10b5-1 trading plan by its former non-executive chairman. The submission is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the information contained in the presentation furnished as Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No. Description of Exhibit

99.1 Submission to the Johannesburg Stock Exchange - MiX Telematics announces establishment of rule 10b5-1 trading plan by its former non-executive chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ Paul Dell
Name: Paul Dell
Title: Vice President and Chief Financial Officer

Date: November 16, 2022

Exhibit 99.1

MIX TELEMATICS LIMITED
(Incorporated in the Republic of South Africa)
(Registration number 1995/013858/06)
JSE share code: MIX ISIN: ZAE000125316
NYSE share code: MIXT
(“MiX Telematics” or “the company”)

MIX TELEMATICS ANNOUNCES ESTABLISHMENT OF A RULE 10B5-1 TRADING PLAN BY ITS FORMER NON-EXECUTIVE CHAIRMAN

MiX Telematics (NYSE: MIXT), today announced that its former non-executive Chairman, Robin Frew, has advised the company that he has established a pre-arranged trading plan to sell a portion of the ordinary shares (which have been converted into American Depositary Shares (“ADSs”), each representing 25 ordinary shares of MiX Telematics) held by Mr. Frew over a specific period of time.
As previously announced, Mr. Frew recently stepped down from the MiX Telematics board in order facilitate the implementation of the trading plan and avoid the regulatory constraints imposed by the Johannesburg Stock Exchange on disposition of shares by directors. The trading plan is part of a long-term strategy for asset diversification and estate planning and was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. All sales of ADSs under Mr. Frew’s trading plan are subject to volume limitations, pursuant to Rule 144, which limits the amount of ADSs that can be sold.
Mr. Frew currently owns a total of 87,267,766 ordinary shares of which he holds 23,420,480 directly and 63,847,286 indirectly, representing approximately 16% of the company’s shares in issue (excluding treasury shares). Mr. Frew has converted 13,000,000 of his ordinary shares into ADSs. Under the trading plan, Mr. Frew may sell up to 520,000 ADSs (equivalent to 13,000,000 ordinary shares) over a period of between two and 15 months. If all the planned sales under the trading plan are completed, Mr. Frew will still own directly and indirectly 74,267,766 shares which will represent approximately 13% of the company’s shares in issue (excluding treasury shares). The transactions under this plan will commence no earlier than 9 December 2022.

November 16, 2022

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